EPR

EVANCIC PERRAULT ROBERTSON

CERTIFIED GENERAL ACCOUNTANTS

July 23, 2003

James B. Parsons

Parsons Law Firm

Suite 2070 Skyline Tower

10900 N.E. 4th Avenue

Bellevue, WA 98004

Dear James:

Re:    Prime Equipment

We hereby approve the Parsons Law Firm to use the following financial statements in the form 10-AQSB report.

-    Consolidated financial statements of Prime Equipment Inc. for the quarter ended March 31, 2003 and 2002.

If you have any questions, please contact our office at (604) 936-4377.

Yours truly

Evancic Perrault Robertgson

/s/ Ken Richardson

Ken Richardson, CGA

/tw

cc:    Perry Guglielmi

2nd Floor Herco Centre, 566 Lougheed Highway, Coquitlam, B.C. V33K 3S3

Telephone (604) 936-4377   Fax (604) 936-8376

Website www.eprcoq.com   Email:  epr@eproq.com

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